Exhibit 10.4

FIRST AMENDMENT TO SERVICING AGREEMENT

This FIRST AMENDMENT TO SERVICING AGREEMENT (this “Amendment”), dated and effective as of August 9, 2013, is entered into by and between Imperial Finance & Trading, LLC, a Florida limited liability company (“Servicer”), and White Eagle Asset Portfolio, LLC, a Delaware limited liability company (the “Borrower”). Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Servicing Agreement specified below to which this Amendment relates.

W I T N E S S E T H:

WHEREAS, Servicer and Borrower have heretofore entered into that Servicing Agreement dated as of April 29, 2013 (the “Servicing Agreement”), providing for the performance by Servicer of specified ongoing administration and servicing of certain life insurance policies that are from time to time owned directly or indirectly by Borrower, which life insurance policies serve as collateral for the credit advances made to the Borrower pursuant to that certain Loan and Security Agreement (the “Loan Agreement”), dated as of April 29, 2013, by and among Borrower, the financial institutions party thereto from time to time as lenders (each, a “Lender” and collectively, the “Lenders”), and CLMG Corp., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”);

WHEREAS, Section 7.3 of the Servicing Agreement permits amendment by written agreement of the Servicer and Borrower with the consent of the Administrative Agent (while the Loan Agreement is in effect); and

WHEREAS, the Administrative Agent has consented to the amendment of the Servicing Agreement pursuant to that certain First Amendment To Loan And Security Agreement And Security Account Control And Custodian Agreement made and entered into August 9, 2013, by and among Borrower, Imperial Finance & Trading, LLC, Wilmington Trust, National Association, as Securities Intermediary and as Custodian (“Wilmington”), the Administrative Agent, and LNV Corporation, the sole Lender as of the date hereof;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually covenant and agree for the equal and ratable benefit of the parties hereto and of each express third party beneficiary as follows:

1. Amendments to Annex I. The first sentence of Section 1(e) of Annex I of the Servicing Agreement is hereby amended and restated to read as follows:

“By August 31, 2013, Servicer shall, using the information contained in the relevant Policy Illustration described in paragraph 4(b) below received from the related Issuing Insurance Company in respect of each Pledged Policy that is a Pledged Policy as of the date of the Initial Advance, and then again within thirty (30) days after its later receipt of a subsequent Policy Illustration relating thereto as described in paragraph 4(b) below from the related Issuing Insurance Company (using the information contained in such subsequent Policy Illustration), utilizing commercially reasonable practices and in accordance with the Servicing Standard, calculate the Premium optimization for such Pledged Policy and the Net Death Benefit for the term ending no sooner than the date upon which such Pledged Policy matures in a manner that the current cash value and future cash value shall be as low as reasonably possible while maintaining the Pledged Policy in full force and effect and not in a state of grace.”

2. Separability Clause. In case any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

5. Multiple Originals. The exchange of copies of this Amendment and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

IMPERIAL FINANCE & TRADING, LLC

By:	/s/ Antony Mitchell
	Name:	Antony Mitchell
	Title:	Chief Executive Officer

WHITE EAGLE ASSET PORTFOLIO, LLC

By:	/s/ Antony Mitchell
	Name:	Antony Mitchell
	Title:	Chief Executive Officer